EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Contact:	Jim Bauer Investor Relations (678) 473-2647 jim.bauer@arrisi.com
ARRIS ANNOUNCES PRELIMINARY AND UNAUDITED
THIRD QUARTER 2007 RESULTS
Suwanee, Ga. (October 24, 2007) ARRIS Group, Inc. (NASDAQ:ARRS), a global communications technology leader in the development of advanced cable telephony and next generation high-speed data and video solutions across the broadband local access network, today announced preliminary and unaudited financial results for the third quarter 2007.
Financial Highlights:
•	Revenues were $254.7 million for the third quarter 2007, up 11% as compared to $228.6 million in the third quarter 2006.

•	Net income in the third quarter 2007 was $27.9 million, or $0.25 per diluted share, and compares to net income of $26.6 million, or $0.24 per diluted share, in the third quarter of 2006. Excluding certain items as detailed in the attached supplemental earnings reconciliation, net income per diluted share for the third quarter 2007 was $0.21 (a non-GAAP measure used by most analysts).

•	Nine months 2007 revenues were up 13.0% to $742.6 million compared to $657.0 million in 2006, operating income was up 20.4% to $81.3 million compared to $67.5 million in 2006 and net income was up 23.3% to $88.8 million as compared to $72.0 million in 2006.
Financial details:
Revenues for the third quarter 2007 were $254.7 million. Revenues grew by $26.1 million and by $2.0 million as compared to the third quarter 2006 and the second quarter 2007, respectively. Net income in the third quarter 2007 was $27.9 million, or $0.25 per diluted share, as compared to the third quarter 2006 net income of $26.6 million, or $0.24 per diluted share, and as compared to the second quarter 2007 net income of $23.3 million, or $0.21 per diluted share. Excluding equity compensation expense, gains on the sale of certain marketable securities, and tax benefits associated with adjustments to qualifying research credits, non-GAAP net income in the third quarter 2007 was $0.21 per diluted share. As previously disclosed, 2007 net income, in contrast to 2006, reflects significant income tax expense. A reconciliation of GAAP to non-GAAP earnings per share is attached to this release and also can be found on the Company’s website (www.arrisi.com).
Broadband product revenues were $72.6 million in the third quarter 2007 as compared to $87.6 million in the third quarter 2006 and $77.4 million in the second quarter 2007. Supplies & CPE product revenues were $182.1 million in the third quarter 2007, as compared to $141.0 million in the third quarter 2006 and $175.3 million in the second quarter 2007. International sales were $60.7 million in the third quarter 2007 and compare to $54.4 million in the third quarter 2006 and $67.8 million in the second quarter 2007. Backlog at the end of the third quarter 2007 was $94.0 million as compared to $136.2 million at the end of the second quarter 2007. Bookings in the third quarter 2007 were $212.5 million as compared to $219.3 million in the second quarter 2007. The book-to-bill ratio in the third quarter 2007 was approximately 0.83 as compared to 0.88 in the third quarter 2006 and 0.87 in the second quarter 2007.
Gross margins for the third quarter 2007 were 27.0% as compared to 27.6% and 28.6% in the third quarter 2006 and second quarter 2007, respectively. Gross margins of Broadband products were 44.3% in the third quarter 2007 and compare to 44.6% in the second quarter 2007. Gross margins of the Supplies & CPE products were 20.1% in the third quarter 2007 as compared to 21.6% in the second quarter 2007. The declines in gross margins reflect both customer and product mix as well as startup costs associated with the introduction of two exciting new products — the D5 Universal Edge QAM and our FlexPath wideband modems. Operating expenses in the third quarter 2007 were $41.6 million, which included equity compensation expense of approximately $2.5 million. Research and development costs included in operating expenses were $17.8 million in the third quarter 2007 and compare to $17.8 million in the second quarter 2007.
The Company ended the third quarter 2007 with $588.6 million of cash, cash equivalents, and short-term investments, down from the second quarter 2007 level of $604.3 million and up from the third quarter 2006 level of $210.0 million. Approximately $13.3 million was used by operating activities in the third quarter 2007, including anticipated increases in inventory to better serve customer needs.
“As we enter the final quarter of 2007, our business continues strong. Our market focused strategy is working and we look forward to further enhancing our overall position with our recently announced agreement to acquire C-COR,” said Bob Stanzione, ARRIS Chairman & CEO. “I am very optimistic about our prospects for 2008. The C-COR transaction will bring us increased scale and diversity, expanded margins and profitability, and more complete network solutions for our customers. Integration planning is going very well and we now expect that closing will occur before year end. Our combined products and services place the new ARRIS in the center of cable operator spending and the intensifying competition between cable and the telco and satellite companies will only accelerate spending for more bandwidth, speed and functionality.”
“The fourth quarter often exhibits increased variability as operators complete their annual capital programs. At this point, we project that our revenue for the fourth quarter 2007 will be in the range of $250 to $265 million with net income per diluted share, on a U.S. GAAP basis, in the range of $0.18 to $0.21 which includes a $0.02 per share expense for amortization of intangibles and equity compensation, that most analysts exclude from their earnings estimates, said David Potts, ARRIS CFO. “It is important to note that our guidance reflects the margin impact of our beginning to ship our D5 Universal EdgeQAM. As previously disclosed, we expect temporarily lower margins as we introduce and cost reduce this important new product. Further, our fourth quarter 2007 guidance assumes no impact from our proposed acquisition of C-COR. We have, however, been making strong progress toward the C-COR closing. As a result, we now believe it likely that we will begin proxy solicitation by mid-November. Subject to shareholder and regulatory approval, we anticipate closing the transaction in December 2007.”
ARRIS management will conduct a webcast with slides and a conference call at 5:00 pm EDT, today, Wednesday, October 24, 2007, to discuss these results in detail. To access the webcast go to http://www.arrisi.com and click on Investor Relations. You may also participate in the conference call by dialing 800-299-7635, or 617-786-2901 for international calls, conference passcode 28183052. Please note that ARRIS will not accept any calls related to this earnings release until after the conclusion of the 5:00 pm EDT conference call. A replay of the conference call can be accessed approximately two hours after the call through Tuesday, October 31, 2007 by dialing 888-286-8010 or 617-801-6888 for international calls and using the pass code 26805905. A replay of the webcast, including the slides, will also be made available for a period of 12 months following the conference call on ARRIS’ website at www.arrisi.com.
ARRIS provides broadband local access networks with innovative next generation high-speed data and telephony systems for the delivery of voice, video and data to the home and business. ARRIS’ complete solutions enhance the reliability and value of converged services from the network to the subscriber. Headquartered in Suwanee, Georgia, USA, ARRIS has design, engineering, distribution, service and sales office locations throughout the world. Information about ARRIS’ products and services can be found at www.arrisi.com.
Forward-looking statements:
Statements made in this press release, including those related to:

•	fourth quarter 2007 revenues and net income;

•	income tax expense impacts;

•	expected sales and margin levels and acceptance of certain ARRIS products;

•	prospects for the pending acquisition of C-COR and the timing of the transaction;

•	the general market outlook; and

•	the outlook for industry trends
are forward-looking statements. These statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Among other things,
•	projected results for the fourth quarter 2007 as well as the general outlook for 2008 and beyond are based on preliminary estimates, assumptions and projections that management believes to be reasonable at this time, but are beyond management’s control;

•	because the market in which ARRIS operates is volatile, actions taken and contemplated may not achieve the desired impact relative to changing market conditions and the success of these strategies will be dependent on the effective implementation of those plans while minimizing organizational disruption; and

•	acquisitions involve a number of risks including customer and vendor acceptance, the possibilities of complications and personnel loss as part of the integration process, and the ultimate achievement of the strategic objectives.
In addition to the factors set forth elsewhere in this release, other factors that could cause results to differ from current expectations include: the impact of rapidly changing technologies; the impact of competition on product development and pricing; the ability of ARRIS to react to changes in general industry and market conditions including regulatory developments; rights to intellectual property, market trends and the adoption of industry standards; and consolidations within the telecommunications industry of both the customer and supplier base. These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company’s business. Additional information regarding these and other factors can be found in ARRIS’ reports filed with the Securities and Exchange Commission, including its Form 10-Q for the quarter ended June 30, 2007. In providing forward-looking statements, the Company expressly disclaims any obligation to update publicly or otherwise these statements, whether as a result of new information, future events or otherwise.
Additional Information and Where to Find It

In connection with the proposed combination of ARRIS and C-COR, ARRIS has filed with the SEC a registration statement on Form S-4, which includes a proxy statement of C-COR and a proxy statement and prospectus of ARRIS. Shareholders are urged to read the joint proxy statement/prospectus regarding the proposed transaction, because it contains important information. Shareholders may obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about ARRIS and C-COR, without charge, at the SEC’s internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to ARRIS Group Inc, 3871 Lakefield Drive, Suwanee, Georgia 30024, Attention: Investor Relations (678) 473-2647, or to C-COR, 60 Decibel Road, State College, Pennsylvania 16801, Attention: Director of Investor Relations (800) 233-2267 ext. 4402.
Participants in the Solicitation
ARRIS, C-COR and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed combination. Information regarding ARRIS’ directors and executive officers is available in the Proxy Statement with respect to ARRIS’ 2007 Annual Meeting of Stockholders filed by ARRIS with the SEC on April 9, 2007. Information regarding C-COR’s directors and executive officers is available in C-COR’s Annual Report on Form 10-K, as amended by C-COR on October 11, 2007. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.
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ARRIS GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	June 30,	March 31,	December 31,	Septembe 30,
	2007	2007	2007	2006	2006
	(unaudited)	(unaudited)	(unaudited)		(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$370,708	$444,020	$441,317	$461,618	$179,971
Short-term investments, at fair value	217,845	160,315	134,610	87,575	30,000

Total cash, cash equivalents and short-term investments	588,553	604,335	575,927	549,193	209,971

Restricted cash	3,142	3,136	3,128	3,124	6,126
Accounts receivable, net	130,216	120,680	125,756	115,304	120,740
Other receivables	5,000	6,845	9,888	2,556	5,621
Inventories	118,227	90,542	78,186	94,226	101,062
Prepaids	3,626	3,250	3,500	3,547	3,751
Current deferred income tax assets	19,602	23,239	26,818	29,285	—
Other current assets	13,703	10,773	4,001	3,717	2,435

Total current assets	882,069	862,800	827,204	800,952	449,706

Property, plant and equipment, net	31,251	30,196	28,076	28,287	25,338
Goodwill	150,569	150,569	150,569	150,569	150,569
Intangibles, net	115	172	230	288	345
Investments	8,916	3,151	3,569	3,520	3,438
Noncurrent deferred income tax assets	16,238	17,294	18,639	20,874	—
Other assets	9,084	7,517	7,790	9,067	641

	$1,098,242	$1,071,699	$1,036,077	$1,013,557	$630,037

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$35,540	$46,015	$41,337	$60,853	$44,440
Accrued compensation, benefits and related taxes	18,857	14,631	9,991	23,269	19,630
Accrued warranty	7,346	7,829	7,968	8,234	8,582
Other accrued liabilities	27,127	28,001	32,411	29,057	28,371

Total current liabilities	88,870	96,476	91,707	121,413	101,023
Long-term debt, net of current portion	276,000	276,000	276,000	276,000	—
Accrued pension	11,810	12,778	12,420	12,061	11,947
Noncurrent income tax payable	5,262	4,334	4,334	3,041	—
Other long-term liabilities	5,143	5,288	5,606	5,621	5,589

	387,085	394,876	390,067	418,136	118,559

Stockholders’ equity:
Preferred stock	—	—	—	—	—
Common stock	1,104	1,102	1,096	1,089	1,086
Capital in excess of par value	789,348	782,717	773,839	761,500	747,721
Unrealized gain (loss) on marketable securities	(151)	—	1,345	1,297	1,219
Unfunded pension losses	(4,462)	(4,462)	(4,462)	(4,462)	(4,618)
Accumulated deficit	(74,498)	(102,350)	(125,624)	(163,268)	(233,519)
Unrealized loss on derivatives	—	—	—	(551)	(227)
Cumulative translation adjustments	(184)	(184)	(184)	(184)	(184)

Total stockholders’ equity	711,157	676,823	646,010	595,421	511,478

	$1,098,242	$1,071,699	$1,036,077	$1,013,557	$630,037

ARRIS GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2007	2006	2007	2006
Net sales	$254,662	$228,646	$742,633	$656,980
Cost of sales	185,828	165,467	532,676	473,554

Gross margin	68,834	63,179	209,957	183,426
Gross margin %	27.0%	27.6%	28.3%	27.9%

Operating expenses:
Selling, general, and administrative expenses	23,778	21,524	74,408	64,523
Research and development expenses	17,797	16,066	53,684	50,460
Restructuring and impairment charges	—	4	421	347
Amortization of intangibles	57	138	173	575

	41,632	37,732	128,686	115,905

Operating income	27,202	25,447	81,271	67,521
Other expense (income):
Interest expense	1,683	27	5,003	50
Gain on investments	(3,453)	32	(4,878)	29
Loss (gain) on foreign currency	(112)	201	64	(943)
Interest income	(6,307)	(2,756)	(19,249)	(6,357)
Gain related to terminated acquisition, net of expenses	—	—	(22,835)	—
Other (income) expense, net	215	68	331	269

Income from continuing operations before income taxes	35,176	27,875	122,835	74,473
Income tax expense	7,654	1,328	34,395	2,562

Net income from continuing operations	27,522	26,547	88,440	71,911
Income from discontinued operations	330	15	330	124

Net income	$27,852	$26,562	$88,770	$72,035

Net income per common share — basic:
Income from continuing operations	$0.25	$0.25	$0.81	$0.67
Income from discontinued operations	—	—	—	—

Net income	$0.25	$0.25	$0.81	$0.67

Net income per common share — diluted:
Income from continuing operations	$0.25	$0.24	$0.79	$0.66
Income from discontinued operations	—	—	—	—

Net income	$0.25	$0.24	$0.80	$0.66

Weighted average common shares:
Basic	110,178	107,678	109,354	107,007

Diluted	112,085	109,090	111,595	109,311

ARRIS GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2007	2006	2007	2006
Operating Activities:
Net income	$27,852	$26,562	$88,770	$72,035
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	2,858	2,177	8,003	7,235
Amortization of intangibles	57	138	173	575
Stock compensation expense	2,676	2,427	8,710	7,068
Deferred income tax provision	4,693	—	14,319	—
Amortization of deferred finance fees	279	—	836	—
Provision for doubtful accounts	(112)	(34)	484	(248)
Gain related to previously written off receivables	—	—	(377)	(1,573)
Loss (gain) on disposal of fixed assets	167	2	167	(2)
Gain on investments	(3,453)	32	(4,878)	32
Gain on discontinued operations	(330)	(15)	(330)	(124)
Gain related to terminated acquisition, net of expenses	—	—	(22,835)	—
Changes in operating assets & liabilities, net of effects of acquisitions and disposals:
Accounts receivable	(9,424)	(16,563)	(15,396)	(37,515)
Other receivables	1,845	(1,000)	(2,444)	(5,335)
Inventory	(27,685)	(9,298)	(24,001)	12,847
Accounts payable and accrued liabilities	(6,576)	11,067	(24,385)	17,609
Excess tax benefits from stock-based compensation plans	(1,738)	(184)	(8,269)	(538)
Prepaids and other, net	(4,384)	(119)	(7,957)	7,162

Net cash provided by (used in) operating activities	(13,275)	15,192	10,590	79,228

Investing Activities:
Purchases of property, plant, and equipment	(4,083)	(3,138)	(11,138)	(7,080)
Cash proceeds from sale of property & equipment	3	2	3	22
Cash received related to terminated acquisition, net of expenses paid	—	—	10,554	—
Cash paid for hedge related to terminated acquisition	—	—	(26,469)	—
Cash proceeds from hedge related to terminated acquisition	—	—	38,750	—
Purchases of available-for-sale securities	(97,776)	—	(295,626)	(51,900)
Disposals of available-for-sale securities	37,792	—	162,902	76,150

Net cash provided by (used in) investing activities	(64,064)	(3,136)	(121,024)	17,192

Financing Activities:
Excess tax benefits from stock-based compensation plans	1,738	184	8,269	538
Employer repurchase of shares to satisfy minimum tax withholdings	(1,402)	(975)	(3,092)	(2,019)
Proceeds from issuance of stock	3,691	1,532	14,347	9,746

Net cash provided by financing activities	4,027	741	19,524	8,265

Net increase (decrease) in cash and cash equivalents	(73,312)	12,797	(90,910)	104,685
Cash and cash equivalents at beginning of period	444,020	167,174	461,618	75,286

Cash and cash equivalents at end of period	$370,708	$179,971	$370,708	$179,971

ARRIS GROUP, INC.
SUPPLEMENTAL EARNINGS RECONCILIATION
(in thousands, except per share data)
(unaudited)

	Q1 2007		Q2 2007		Q3 2007		YTD 2007
		Per Diluted		Per Diluted		Per Diluted		Per Diluted
	Amount	Share	Amount	Share	Amount	Share	Amount	Share
Net income	$37,644	$0.34	$23,274	$0.21	$27,852	$0.25	$88,770	$0.80

Highlighted items:
Impacting gross margin:
Stock compensation expense	165	—	229	—	196	—	590	0.01

Impacting operating expenses:
Gains related to previously written off receivables	(377)	—	—	—	—	—	(377)	—
Restructuring charges — adjustments to existing accruals	421	—	—	—	—	—	421	—
Amortization of intangibles	58	—	58	—	57	—	173	—
Stock compensation expense	2,491	0.02	3,149	0.03	2,480	0.02	8,120	0.07

Impacting net income (loss) from continuing operations:
Gains related to terminated acquisition, net of expenses	(22,835)	(0.21)	—	—	—	—	(22,835)	(0.20)
Gain on investments	—	—	(1,345)	(0.01)	(3,519)	(0.03)	(4,864)	(0.04)

Impacting discontinued operations:
Gains related to previously written off receivables	—	—	—	—	(330)	—	(330)	—

Impacting income tax expense:
Adjustments of income tax valuation allowances and research & development credits	(3,246)	(0.03)	—	—	(3,466)	(0.03)	(6,712)	(0.06)
Tax related to highlighted items above	7,754	0.07	(670)	(0.01)	423	—	7,507	0.07

Total highlighted items	(15,569)	(0.14)	1,421	0.01	(4,159)	(0.04)	(18,307)	(0.16)

Net income excluding highlighted items	$22,075	$0.20	$24,695	$0.22	$23,693	$0.21	$70,463	$0.63

Weighted average common shares — diluted		110,988		111,698		112,085		111,595

	Q1 2006		Q2 2006		Q3 2006		YTD 2006
		Per Diluted		Per Diluted		Per Diluted		Per Diluted
	Amount	Share	Amount	Share	Amount	Share	Amount	Share
Net income	$20,723	$0.19	$24,750	$0.23	$26,562	$0.24	$72,035	$0.66

Highlighted items:
Impacting gross margin:
Stock compensation expense	108	—	112	—	144	—	364	—
Impacting operating expenses:
Gains related to previously written off receivables	(475)	—	(1,098)	(0.01)	—	—	(1,573)	(0.01)
Restructuring charges — adjustments to existing accruals	328	—	15	—	4	—	347	—
Amortization of intangibles	218	—	219	—	138	—	575	0.01
Stock compensation expense	2,140	0.02	2,281	0.02	2,283	0.02	6,704	0.06

Impacting discontinued operations:
Restructuring charges — adjustments to existing accruals	(21)	—	(88)	—	(15)	—	(124)	—

Total highlighted items	2,298	0.02	1,441	0.01	2,554	0.02	6,293	0.06

Net income excluding highlighted items	$23,021	$0.21	$26,191	$0.24	$29,116	$0.27	$78,328	$0.72

Weighted average common shares — diluted		109,345		109,670		109,090		109,311

ARRIS believes that presenting net income and related per share amounts adjusted for the items detailed above provides meaningful information that will allow investors to more easily understand ARRIS’ financial performance and compare its period-to-period results. With respect to stock compensation expense, ARRIS records non-cash compensation expense related to grants of options and restricted stock. Depending upon the size, timing and the terms of the grants, this non-cash compensation expense may vary significantly. In prior periods, ARRIS highlighted significant losses related to bad debt expense associated with certain customers. ARRIS recognized gains in Q1 of 2006 and 2007 and then again in Q3 of 2007 associated with these previously written off receivables. With respect to amortization of intangibles, the intangibles being amortized relate to our most recent acquisitions and will not recur, although we expect to amortize intangibles related to the proposed C-COR acquisition when completed. Similarly, the restructuring charge and discontinued operations adjustments reflect items that, although they or similar items might recur, are of a nature and magnitude that identifying them separately provides investors with a greater ability to project ARRIS’ future performance. In the second quarter of 2007, ARRIS realized a gain before tax of $1.3 million on its deferred compensation asset that had been previously recorded as an unrealized gain on the balance sheet. During the third quarter of 2007, ARRIS bought and sold investments and realized a gain of $3.5 million. In the third quarter of 2007, a tax benefit of approximately $3.5 million was recorded for a reversal of valuation allowances and research and development tax credits related to a tax credit study that was undertaken for prior years (2001 — 2006). During the first quarter of 2007, ARRIS announced that it entered into a transaction agreement with TANDBERG Television ASA, in which ARRIS was to buy all the outstanding shares of TANDBERG. ARRIS was subsequently outbid by another buyer and the transaction agreement was terminated during the first quarter 2007. ARRIS recorded gains, net before tax, of $22.8 million related to the termination of the transaction (termination fee, foreign exchange gains, and expenses). The net termination fee resulted in a capital gain which provided greater access to prior tax capital losses that had previously been viewed as more likely than not unrealizable. As a result, net income tax valuation allowances totaling $3.2 million were reversed in the first quarter 2007. In assessing operating performance and preparing budgets and forecasts, ARRIS’ management considers performance after making these adjustments and believes that providing investors with the same information provides greater transparency and insight into management’s analysis. ARRIS expects to continue providing similar information in the future with schedules reconciling the differences between GAAP and non-GAAP financial measures.